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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FirstCity Financial Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-10345, 333-48671, 333-59333, 333-00623, 333-09485 and 333-124861) on Forms S-3 and S-8 of FirstCity Financial Corporation, of our reports dated March 31, 2010, with respect to the consolidated balance sheets of FirstCity Financial Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Annual Report on Form 10-K of FirstCity Financial Corporation.

KPMG LLP

Dallas, Texas
March 31, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm